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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): November 17, 2000

                           ELECTRIC FUEL CORPORATION
            (Exact name of registrant as specified in its charter)

            Delaware                     0-23336                 95-4302784
  (State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


   120 Wood Avenue South, Suite 300, Iselin, New Jersey                 08830
        (Address of Principal Executive Offices)                      (Zip Code)



   Registrant's telephone number, including area code:  (732) 635-7100


            885 Third Avenue, Suite 2900, New York, New York 10022 (Former name or former address, if changed since last report)


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                               Page 1 of 100 Pages
                        Exhibit Index appears on Page 5
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Item 5.    Other Events

     Pursuant to the terms of a Securities Purchase Agreement dated as of November 17, 2000, by and between Electric Fuel and Capital Ventures International ("Capital Ventures"), on November 17, 2000 we issued and sold to Capital Ventures, for an aggregate purchase price of $8,375,000: (i) 1,000,000 shares of our common stock, $.01 par value per share; (ii) a Series A Warrant to purchase 666,667 shares of our common stock at any time prior to November 17, 2005 at a price of $12.56 per share; and (iii) a Series B Warrant to purchase 333,333 shares of our common stock at any time prior to August 17, 2001 at a price of $11.31 per share. The Series B Warrant has a mandatory exercise provision that allows the Company to require Capital Ventures to exercise the Series B Warrant in full if we complete primary offering with gross proceeds of at least $35,000,000 at a time when our stock is trading above a certain price.

     The shares and the warrants have been registered with the Securities and Exchange Commission in a registration statement on Form S-3, SEC File No. 333-49628. We will use the $7,746,875 in net proceeds of this offering, before deducting estimated offering expenses of $100,000 payable by us, for working capital purposes, including intensifying our marketing and sales efforts.

     Following the offering, Electric Fuel has 21,296,032 shares of common stock outstanding, compared to 20,296,032 shares before the offering.

     Under the terms of the Agreement, for 180 days following the Closing Date, we will not, without the consent of Capital Ventures, engage in any equity financing involving equity of equity-linked securities having common stock registration rights and/or public resale rights within one year after the closing of such transaction, except for an underwritten public offering, exercises or conversions of outstanding options or convertible securities, grants of options or other securities under our stock option or bonus plans, or issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital). Additionally, until November 17, 2001, Capital Ventures has the option to participate in any such equity financing on the same terms as the investor therein. In addition, for 180 days following the offering and 180 days following the mandatory exercise of the Series B Warrant, we will not issue any other securities subject to the registration statement on Form S-3 referred to above without first offering such securities to Capital Ventures.

     The Agreement also restricts Capital Ventures from selling, during any 45 trading day period, more than 9.99% of the least number of shares of common stock issued and outstanding during such 45 trading day period. The warrants restrict the holder from exercising, and us from forcing the holder to exercise, a warrant to the extent that the holder would beneficially own more than 4.99% of our common stock.


     The foregoing description of the Securities Purchase Agreement is qualified in its entirety by reference to the agreement itself. A copy of the Securities Purchase Agreement (including the forms of Stock Purchase Warrant attached as exhibits thereto) is attached to this report as Exhibits 4a, 4b, 4c, and is incorporated herein by reference.

     In connection with the offering to Capital Ventures, we also issued warrants to purchase 150,000 shares of our common stock to Josephthal & Co., Inc, who acted as our placement agent. A copy of the Josephthal warrants are attached to the report as Exhibits 4d and 4e, and are incorporated herein by reference. The warrants issued to Josephthal and the shares issuable upon the exercise of those warrants have also been registered with the Securities and Exchange Commission in the registration statement on Form S-3, SEC File No. 333-49628.


                                    Page 2
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c) Exhibits. A list of exhibits required is given in the Exhibit
                        Index that precedes the exhibits filed with this report.

                                    Page 3
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ELECTRIC FUEL CORPORATION
                                         (Registrant)

                                  By:         /s/ Robert S. Ehrlich
                                      --------------------------------------
                                       Name:  Robert S. Ehrlich
                                       Title: Chairman of the Board and Chief
                                              Financial Officer


Dated: November 17, 2000

                                    Page 4
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                                 EXHIBIT INDEX


  The following exhibits are filed with this Current Report on Form 8-K.


Exhibit No.             Description                              Sequential Page
                                                                     Number

     4a         Securities Purchase Agreement                           6
                between Electric Fuel
                Corporation and Capital
                Ventures International dated
                November 17, 2000.

     4b         Series A Stock Purchase Warrant                        31
                issued to Capital Ventures
                International

     4c         Series B Stock Purchase Warrant                        48
                issued to Capital Ventures
                International

     4d         Electric Fuel Corporation Stock Purchase               68
                Warrant issued to Josephthal & Co., Inc.

     4e         Stock Purchase Warrant issued                          85
                to Josephthal & Co., Inc.

     99         Form of Press Release regarding the                    99
                Securities Purchase Agreement
                between Electric Fuel
                Corporation and Capital
                Ventures International.